Exhibit 99.2

Coty Inc. Announces Pricing of Cash Tender Offers and Acceptance of $400 Million Outstanding Debt Securities

Tender Offers are a Continuation of Coty’s Deleveraging Agenda

NEW YORK (November 22, 2023) – Coty Inc. (NYSE: COTY) (“Coty” or the “Company”) announced today the consideration payable in connection with its previously announced series of tender offers to purchase for cash (i) up to $150,000,000 aggregate principal amount (the “Unsecured Notes Cap”) of the Company’s 6.500% Senior Notes due 2026 (the “Unsecured Notes”), and (ii) up to $250,000,000 aggregate principal amount (the “Secured Notes Cap”) of the Company’s 5.000% Senior Notes due 2026 (the “Secured Notes”), for a total aggregate purchase price, excluding accrued and unpaid interest, of approximately $395 million. The Unsecured Notes and the Secured Notes are referred to collectively herein as the “Notes,” such offers to purchase are referred to collectively herein as the “Tender Offers” and each a “Tender Offer,” and the Unsecured Notes Cap and the Secured Notes Cap are referred to collectively as the “Notes Caps” and each a “Notes Cap.”

The table below sets forth, among other things, the Total Consideration (as defined below) for each series of Notes, as calculated at 10:00 a.m., New York City time, today, November 22, 2023 and the applicable proration factor for the Notes. The table below also sets forth the previously disclosed aggregate principal amount of each series of Notes validly tendered and not validly withdrawn as of 5:00 p.m., New York City time, on November 21, 2023 (the “Early Tender Date”) and accepted for purchase in each tender offer.

	Title of Security	Security Identifiers	Principal Amount Outstanding	U.S. Treasury Reference Security	Bloomberg Reference Page(1)	Fixed Spread (basis points)	Reference Yield	Total Consideration(2)(3)
Unsecured Tender Offer	6.500% Senior Notes due 2026	CUSIPs: 222070AB0 (144A) U2203CAA9 (Reg S) ISINs: US222070AB02 (144A) USU2203CAA90 (Reg S)	$473,017,000	3.750% UST due 4/15/2026 (CUSIP: 91282CGV7)	PX5	140 bps	4.734%	$1,007.88

Secured Tender Offer	5.000% Senior Secured Notes due 2026	CUSIPs: 222070AE4 (144A) U2203CAE1 (Reg S) ISINs: US222070AE41 (144A) USU2203CAE13 (Reg S)	$900,000,000	3.750% UST due 4/15/2026 (CUSIP: 91282CGV7)	PX5	140 bps	4.734%	$975.22

(1)	The applicable page on Bloomberg from which the Dealer Managers quoted the bid side price of the U.S. Treasury Security.
(2)	Per $1,000 principal amount of Notes validly tendered on or prior to the Early Tender Date and accepted for purchase by the Company. Inclusive of the Early Tender Premiums (as defined below).
(3)	Does not include Accrued Interest (as defined below), which will also be payable as described below.

The Tender Offers are being made upon the terms and subject to conditions previously described in the Offer to Purchase, dated November 7, 2023 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), which sets forth a detailed description of the Tender Offers. The Company refers investors to the Offer to Purchase for the complete terms and conditions of the Tender Offers.

Withdrawal rights for the Notes expired at 5:00 p.m., New York City time, on the Early Tender Date. The Tender Offers for the Notes will expire at 5:00 p.m., New York City time, on December 7, 2023, or any other date and time to which the Company extends the applicable Tender Offer, unless earlier terminated. As previously announced, all conditions were satisfied or waived by the Company at the Early Tender Date. As previously announced, the Company has elected to exercise its right to make payment for Notes that were validly tendered prior to or at the Early Tender Date and that are accepted for purchase on November 30, 2023 (the “Early Settlement Date”). Since the amount of Notes validly tendered and not withdrawn prior to or at the Early Tender Date exceeded the applicable Notes Cap, the Company does not expect to purchase any Notes tendered after the Early Tender Date.

The applicable consideration (the “Total Consideration”) listed in the table above will be paid per $1,000 principal amount of the Notes validly tendered (and not validly withdrawn) prior to the Early Tender Date and accepted for purchase pursuant to each Tender Offer on the Early Settlement Date. The Total Consideration includes an early tender premium of $30.00 per $1,000 principal amount of each series of Notes accepted for purchase (the “Early Tender Premiums”). Only holders of Notes who validly tendered and did not validly withdraw their Notes prior to or at the Early Tender Date are eligible to receive the applicable Total Consideration for Notes accepted for purchase. All holders of Notes accepted for purchase in the Tender Offers will receive accrued and unpaid interest on such Notes from the last interest payment date with respect to such Notes to, but not including, the Early Settlement Date (“Accrued Interest”).

All Notes accepted for purchase will be retired and cancelled and will no longer remain outstanding obligations of the Company.

Information Relating to the Tender Offers

BofA Securities, Inc. and J.P. Morgan Securities LLC are serving as Dealer Managers in connection with the applicable Tender Offers. Investors with questions regarding the terms and conditions of the Tender Offers may contact the dealer managers as follows

BofA Securities, Inc.

620 South Tryon Street, 20th Floor

Charlotte, North Carolina 28255

Attn: Debt Advisory

Toll-Free: +1 (888) 292-0070

U.S.: +1 (980) 683-5454

Collect: +1 (980) 388-4370

Email: debt_advisory@bofa.com

J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179 United States U.S. Toll-Free: +1 (866) 834-4666; U.S. Telephone: +1 212 834 4818

D.F. King & Co., Inc. is the Tender and Information Agent for the Tender Offers. Any questions regarding procedures for tendering Notes or request for copies of the Offer to Purchase should be directed to D.F. King & Co., Inc. by any of the following means: by telephone at +1 (800) 290-6424 (toll-free) or +1 (212) 269-5550 (collect) or by email at coty@dfking.com.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders with respect to, the Notes. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The Tender Offers are being made solely pursuant to the Offer to Purchase made available to holders of the Notes. None of the Company or its affiliates, their respective boards of directors, the dealer managers, the tender and information agent or the trustee with respect to any series of Notes is making any recommendation as to whether or not holders should tender or refrain from tendering all or any portion of their Notes in response to the Tender Offers. Holders are urged to evaluate carefully all information in the Offer to Purchase, consult their own investment and tax advisors and make their own decisions whether to tender Notes in the Tender Offers, and, if so, the principal amount of Notes to tender.

About Coty Inc.

Founded in Paris in 1904, Coty is one of the world’s largest beauty companies with a portfolio of iconic brands across fragrance, color cosmetics, and skin and body care. Coty serves consumers around the world, selling prestige and mass market products in more than 125 countries and territories. Coty and its brands empower people to express themselves freely, creating their own visions of beauty; and Coty is committed to protecting the planet.

Cautionary Notes Regarding Forward Looking Statements

The statements contained in this press release include certain “forward-looking statements” within the meaning of the securities laws. These forward-looking statements reflect Coty’s current views with respect to, among other things, the proposed Tender Offers and the expected source of funds. These forward-looking statements are generally identified by words or phrases, such as “anticipate,” “are going to,” “estimate,” “plan,” “project,” “expect,” “believe,” “intend,” “foresee,” “forecast,” “will,” “may,” “should,” “outlook,” “continue,” “target,” “aim,” “potential” and similar words or phrases. These statements are based on certain assumptions and estimates that Coty considers reasonable and are not guarantees of Coty’s future performance, but are subject to a number of risks and uncertainties, many of which are beyond Coty’s control, which could cause actual events or results to differ materially from such statements, including the Company’s ability to consummate the Tender Offers on the terms and timing described herein, or at all, and other factors identified in “Risk Factors” included in Coty’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023 and its subsequent quarterly report on Form 10-Q. All forward-looking statements made in this press release are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this press release, and Coty does not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise.

For more information contact:

Investor Relations

Olga Levinzon +1 212 389-7733

olga_levinzon@cotyinc.com

Media

Antonia Werther +31 621 394495

antonia_werther@cotyinc.com